Exhibit 99.1

To:                      Board of Directors, Blacksands Petroleum, Inc.

Subject:              Resignation as Acting CFO of Blacksands Petroleum, Inc.

Please be advised that effective today, I hereby tender my resignation as acting CFO of Blacksands Petroleum, Inc., effective immediately.  I will remain as a Director and if requested, Holcombe Ventures LLC will remain a consultant to Blacksands Petroleum, Inc. under the same economic terms that are currently in effect.

/s/ MARK HOLCOMBE
Mark Holcombe

Accepted on behalf of Blacksands Petroleum, Inc.

/s/ DAVID DEMARCO
David Demarco